Exhibit (a)(1)(B)
TIME SENSITIVE INFORMATION. YOUR IMMEDIATE ATTENTION IS NECESSARY. PLEASE COMPLETE AND RETURN PROMPTLY IN ACCORDANCE WITH THE ENCLOSED INSTRUCTIONS.
LETTER OF TRANSMITTAL AND ELECTION FORM
THIS LETTER OF TRANSMITTAL AND ELECTION FORM CONSTITUTES THE FORM OF ACCEPTANCE FOR THE PURPOSES OF THE TAKEOVER PANEL ACT, 1997 (as amended), TAKEOVER RULES, 2022.
To accompany certificates, if any, of ordinary shares, $0.01 nominal value per share, of MariaDB plc
This Letter of Transmittal and Form of Election (together, the “Election Form”) is being delivered in connection with the Offer Document dated as of May 24, 2024 (the “Offer Document”), pursuant to which Meridian Bidco LLC (an Affiliate of K1 Investment Management, LLC, as general partner of K5 Capital Advisors, L.P., as general partner of K5 Private Investors, L.P.) has made an offer to MariaDB Shareholders to exchange their MariaDB Shares for US$0.55 or one Topco Rollover Unit. This Election Form permits you to (i) accept the Offer and (ii) make an election between the Cash Offer and the Unlisted Unit Alternative. To be effective, this Election Form must be received by Computershare, the Exchange Agent, by no later than 5:00 p.m. (New York City time) on July 10, 2024 unless the Offer is extended or earlier terminated (the “Election Deadline"). The Election Deadline is based on the closing of the Offer, which remains as of the mailing of this Election Form subject to various conditions, including, among other things, the Acceptance Condition. With respect to certificated shares, this Election Form must be received by Computershare together with the certificate(s) representing all MariaDB shares to which this Election Form relates by the Election Deadline. Any shares held beneficially, including through The Depository Trust Company, must be submitted by your broker, bank or other nominee. Bidco and MariaDB will publicly announce any extensions of the Election Deadline in a press release, on their websites and in a filing with the SEC.
Complete the box(es) on the next page to accept the Offer and make an election. The undersigned understands and acknowledges that this election is subject to the terms, conditions and limitations set forth in the Offer Document and this Election Form. In particular, the Unlisted Unit Alternative is subject to the proration and adjustment provisions set forth in the Offer Document. Therefore, there is no assurance that you will receive consideration solely in the form of your election choice if you elect for the Unlisted Unit Alternative. Refer to paragraph 7 of Part 2 of Appendix 1 of the Offer Document for more information about these proration procedures.
If you return this form properly completed (together with the required share certificates, if applicable) but fail to make an election between the Cash Offer and the Unlisted Unit Alternative for any reason, you will be deemed to have accepted the Cash Offer in full in respect of your MariaDB Shares.
Terms used but not defined in this Election Form shall have the meanings given to them in the Offer Document.
Important Information About the Transaction and Where to Find It
Questions or requests for assistance may be directed to Georgeson LLC, the Information Agent for the Offer, at the address and telephone number set forth on the back cover of this Offer Document. Additional copies of this Offer Document, the related Letter of Transmittal and other materials related to the Offer may be obtained at no cost to shareholders from the Information Agent. Additionally, copies of this Offer Document, the related Letter of Transmittal and any other materials related to the Offer are available free of charge at www.sec.gov. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance.
For legal reasons, the contact numbers listed above will only be available to assist you with information contained in this Offer Document. Advice on the merits of the Offer cannot be provided nor may any financial advice be given. Calls may be monitored for quality control purposes.
This Offer Document and the related Letter of Transmittal contain important information, and you should read both carefully and in their entirety before making a decision with respect to the Offer.
Not an Offer to Sell or Invitation to Purchase
This Election Form does not constitute an offer to sell or invitation to purchase any securities, or the solicitation of any vote or approval in any jurisdiction pursuant to the Offer or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In particular, this Election Form is not an offer of securities for sale into the United States. No offer of securities shall be made in the United States absent an exemption from, or in a transaction not subject to, registration under the Securities Act of 1933, as amended. The release, publication or distribution of this Offer Document in certain jurisdictions may be restricted by law and therefore persons in such jurisdictions into which this Election Form is released, published or distributed should inform themselves about and observe such restrictions.

ELECTION OPTIONS
I hereby elect to receive the following as consideration for my MariaDB Shares, subject to the proration and adjustment provisions, as set forth in the Offer Document (Mark only ONE box).
Number of Shares Tendered
CASH ELECTION (cash offer $0.55 for each MariaDB share (the “Cash Offer”)) Mark this box to elect to make a cash election with respect to ALL of your MariaDB shares.
☐
☐
Mark this box to elect to make a cash election with respect to the number of your MariaDB shares entered In the box opposite.
Please fill in the number of shares for which you would like to make a cash election.
If you check this box, but do not fill out a number of shares in the box opposite, you will be deemed to have accepted the Cash Offer in respect of all of the MariaDB Shares you own.

UNLISTED UNIT ALTERNATIVE ELECTION (Topco Rollover Unit per MariaDB share (the “Unlisted Unit Alternative”))
☐	Mark this box to elect to make an Unlisted Unit Alternative election with respect to ALL of your MariaDB shares.

You will be deemed not to have accepted the Offer if:
A.	You fail to follow the instructions on the Election Form or otherwise fail to properly make an election;
B.	A properly completed Election Form together with your share certificate(s), if any, is not actually received by the Exchange Agent on or before the Election Deadline; or
C.	You properly and timely revoke a prior election without making a new election.

IMPORTANT: The Offer consideration is subject to proration in respect of the Unlisted Unit Alternative (only) as set forth in paragraph 7 of Part 2 of Appendix 1 of the Offer Document. In addition, failure by an Eligible MariaDB Shareholder that has made an Election for the Unlisted Unit Alternative to (i) return a completed response letter to the Investor Questionnaire or (ii) following receipt of the Offering Memorandum (if applicable), provide an executed signature page to the Topco LLCA by the Expiration Date, will be deemed to be an acceptance of the Cash Offer in respect of all MariaDB Shares held by the tendering MariaDB Shareholder tendered pursuant to this Letter of Transmittal (or, in the case of a book-entry transfer, the Agent’s Message in lieu of this Letter of Transmittal).

The undersigned represents and warrants that the undersigned has full power and authority to submit, sell, assign and transfer the above described MariaDB Shares and that when accepted for exchange by Bidco, Bidco will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances. The undersigned irrevocably constitutes and appoints the Exchange Agent as the true and lawful agent and attorney-in-fact of the undersigned with full power of substitution to exchange MariaDB Shares as set forth herein and in the Offer Document. Delivery of any enclosed certificate(s) shall be effected, and the risk of loss and title to such certificate(s) shall pass, only upon proper delivery thereof to the Exchange Agent. All authority herein conferred shall survive the death or incapacity of, and any obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of, the undersigned.

SIGNATURE(S) REQUIRED. Signature of Registered Holder(s) or Agent
Must be signed by the registered holder(s) EXACTLY as name(s) appear(s) on share certificate(s) or the electronic book-entry account. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer for a corporation, or other person acting in a fiduciary or representative capacity, please set forth full title. See Instructions B.1 and B.2.

Signature of owner	Signature of co-owner, if any
Area Code/Phone Number

MEDALLION SIGNATURE(S) GUARANTEED (IF REQUIRED) See Instructions B.6 and B.7.
Required only if Special Payment and Delivery Form is completed or this form is completed by someone other than the registered shareholder.

Authorized Signature

Name of Firm
Address of Firm – Please Print

SPECIAL PAYMENT AND DELIVERY FORM
The consideration for your MariaDB Shares will be issued in the name and address provided on the Election Form unless instructions are given in the boxes below.
Special Payment and Issuance Instructions (See Instructions B.1, B.2, and B.6)

To be completed ONLY if the consideration is to be issued in the name of someone other than the current registered holder(s) as stated on the front page of the Election Form.

Name(s):
(Please Print)

Address:

Telephone Number:

Special Delivery Instructions (See Instruction B.2, B.4 and B.6)

To be completed ONLY if the consideration is to be delivered to someone other than the current registered holder(s) or delivered to an address that is different than the address listed on the front page of the Election Form.

Name(s):
(Please Print)

Address:

Telephone Number:

Also: Sign and provide your tax ID number on the Substitute Form W-9 provided together with this Letter of Transmittal or complete the appropriate Internal Revenue Service Form W-8 (available at www.irs.gov), as applicable.
If you have an Irish Tax Reference number, please include it below:

INSTRUCTIONS
A.	Special Conditions
1.
Time in which to Make an Election. To be effective, a properly completed Election Form and your share certificates (if applicable) must be received by Computershare, the Exchange Agent, no later than 5:00 p.m. (New York City time) on July 10, 2024, unless the offer is extended or earlier terminated (the “Election Deadline”). The Election Deadline is based on the closing of the Offer, which, as of the date of the mailing of this Election Form, remains subject to various conditions, including, among other things, the Acceptance Condition. Bidco and MariaDB will publicly announce any extensions of the Election Deadline in a press release, on their websites and in a filing with the SEC. Holders of MariaDB Shares who hold such shares in certificated form must also include with their completed Election Form the certificate(s) representing all their MariaDB Shares to which the Election Form relates. Holders of MariaDB Shares who hold such shares in electronic, book-entry form do not need to include any certificate(s) and simply need to return a completed Election Form. You understand and acknowledge that you will not receive the Offer consideration you have selected unless and until the Offer has closed and the Exchange Agent has received from you all necessary documentation.

WHILE MARIADB SHAREHOLDERS HAVE UNTIL THE EXPIRATION TIME TO COMPLETE THEIR TENDERS, IF BIDCO CANNOT DETERMINE, AT THE ACCEPTANCE UNCONDITIONAL TIME, (AS IT MAY BE EXTENDED AS DESCRIBED IN THE OFFER DOCUMENT) THAT (I) THE ACCEPTANCE CONDITION HAS BEEN SATISFIED, FULFILLED OR, TO THE EXTENT PERMITTED, WAIVED, AND (II) ALL OTHER CONDITIONS WILL BE SATISFIED, FULFILLED OR, TO THE EXTENT PERMITTED, WAIVED BY THE EXPIRATION TIME, THE OFFER WILL LAPSE AND THERE WILL BE NO POST-ACCEPTANCE UNCONDITIONAL PERIOD.
THEREFORE, MARIADB SHAREHOLDERS ARE STRONGLY ENCOURAGED TO TENDER THEIR MARIADB SHARES AS SOON AS POSSIBLE AND PRIOR TO THE ACCEPTANCE CUT-OFF TIME.
2.	Certificates and Shares held by the Exchange Agent. The Election Form will indicate the number of MariaDB Shares you hold either in certificated form or in electronic, book-entry form.
3.
Election Options. On page 3 of the Election Form, under “Election Options,” indicate whether you would like to receive in exchange for each of your MariaDB shares, (i) the Cash Offer or (ii) the Unlisted Unit Alternative. You may not select a mixture of both.

4.
Change or Withdrawal of Acceptance and/or Election. A holder of MariaDB Shares who has accepted the Offer and made an election may at any time prior to the Election Deadline may withdraw such acceptance and/or change such election by written notice to the Exchange Agent in the case of a withdrawal of an acceptance or, in order to change an election, by submitting to the Exchange Agent a revised Election Form, properly completed and signed, that is received by the Exchange Agent prior to the Election Deadline.

5.
Joint Forms of Election. Holders of MariaDB Shares who make a joint election will be considered to be a single holder of such shares. An Election Form including such a joint election (“Joint Election Form”) may be submitted only by persons submitting certificates registered in different forms of the same name (e.g., “John Smith” on one certificate and “J. Smith” on another). If the Election Form is submitted as a Joint Election Form, each record holder of MariaDB Shares covered thereby must properly sign the Election Form in accordance with Instruction B.1, attaching additional sheets if necessary. The signatures of such holders will be deemed to constitute a certification that the persons submitting a Joint Election Form are eligible to do so.

6.
Forms of Election for Nominees. Any record holder of MariaDB Shares who is a nominee may submit one or more Election Forms, indicating on the form or forms a combination of elections covering up to the aggregate number of MariaDB Shares owned by such record holder. However, upon the request of Bidco, any such record holder will be required to certify to the satisfaction of Bidco that such record holder holds such MariaDB Shares as nominee for the beneficial owners of such shares. Each beneficial owner for whom such an Election Form is so submitted will be treated as a separate shareholder of MariaDB for purposes of allocation of Topco Rollover Units and cash payments to be issued upon closing of the Offer.

7.
Shares as to Which No Acceptance of Election is Made. If the Exchange Agent does not receive a properly completed Election Form from you at or prior to the Election Deadline (together with any share certificates representing the MariaDB Shares covered by your election if applicable), then you will be deemed not to have accepted the Offer and will not receive the Offer consideration.

If the Offer becomes or is declared unconditional in all respects and sufficient acceptances have been received at the Expiration Time (and in all cases within four months of the date of this document), following closing of the Offer, Bidco intends to apply the provisions of Sections 456 to 460 of the Companies Act 2014 to acquire compulsorily any outstanding MariaDB Shares not acquired or agreed to be acquired pursuant to the Offer or otherwise. The default election for all MariaDB Shareholders during this compulsory acquisition process will be for the Cash Offer.
If you return this form properly completed (together with the required share certificates, if applicable) but fail to make an election between the Cash Offer and the Unlisted Unit Alternative for any reason, you will be deemed to have accepted the Cash Offer in full in respect of your MariaDB Shares. If you return this form properly completed (together with the required share certificates, if applicable) but make an election for both the Cash Offer and the Unlisted Unit Alternative for any reason, you will be deemed to have accepted the Cash Offer in full in respect of your MariaDB Shares.
8.
Lapse or Withdrawal of the Offer. In the event of lapse or withdrawal of the Offer, the Exchange Agent will promptly return certificates representing the MariaDB Shares. In such event, MariaDB Shares held through nominees are expected to be available for sale or transfer promptly following the lapse or withdrawal of the Offer. Certificates representing MariaDB Shares held directly by MariaDB Shareholders will be returned by registered mail.

9.
Investor Questionnaire. If you wish to select the Unlisted Unit Alternative, you should return, along with a properly completed Election Form electing the Unlisted Unit Alternative, a completed response letter (“Response Letter”) to the Investor Questionnaire delivered to you along with this form. Returning a completed Response Letter along with this form will be deemed to have indicated your interest in receiving the Unlisted Unit Alternative, but you will not have formally elected the Unlisted Unit Alternative at that time. Following review by Bidco of your Response Letter, you will receive the Offering Memorandum and a signature page to the Topco LLCA for execution. Only upon receipt by the Exchange Agent of your executed signature page to the Topco LLCA will you have formally elected the Unlisted Unit Alternative. Failure to complete these additional requirements will result in you being unable to receive the Unlisted Unit Alternative.

10.
Method of Delivery. Your election materials may be sent to the Exchange Agent at one of the addresses provided below. Please ensure sufficient time so that the election materials are actually received by the Exchange Agent prior to the Election Deadline.

If delivering by U.S. mail: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	If delivering by courier: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 150 Royall Street, Suite V Canton, MA 02021
Do not send your election materials to Bidco, MariaDB or Georgeson LLC in its capacity as Bidco’s Information Agent because they will not be forwarded to the Exchange Agent, and your acceptance and election will be invalid. The method of delivery is at the option and risk of the accepting shareholder. Registered mail, appropriately insured, with return receipt requested, is suggested. Delivery shall be effected, and risk of loss and title will pass, only upon proper delivery of the certificate(s) to the Exchange Agent.
B.	General
1.
Signatures. The signature (or signatures, in the case of certificates owned by two or more joint holders of certificates for which a Joint Election Form is submitted) on the Election Form must correspond exactly with the name(s) as written on the face of the certificate(s) or book- entry account unless the MariaDB Shares described on this Election Form have been assigned by the registered holder(s), in which event the Election Form must be signed in exactly the same form as the name of the last transferee indicated on the transfer attached to or endorsed on the certificate(s) or book-entry account. If the Election Form is signed by a person other than the registered owner of the certificate(s) listed, the certificate(s) must be endorsed or accompanied by appropriate stock power(s), in either case signed by the registered owner(s) in the name(s) that appear on the certificate(s), and the signature(s) appearing on such endorsement(s) or stock power(s) and on the Election Form must be guaranteed by an Eligible Institution (as defined in B.6 below). If the Election Form is signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact or by any others acting in a representative or fiduciary capacity, the person signing, unless he or she is the registered owner, must give such person’s full title in such capacity, and appropriate evidence of authority to act in such capacity must be forwarded to the Exchange Agent with the Election Form. The certificate(s) may be surrendered by a firm acting as agent for the registered holder(s) if such firm is a member of a registered National Securities Exchange or of the FINRA or is a commercial bank or trust company in the United States.
2.
Special Payment and Issuance Instructions. If checks are to be payable to the order of other than exactly the name(s) that appears(s) on the Election Form, the signature(s) on the Election Form must be guaranteed by an Eligible Institution (defined in B.6 below), and any certificate(s) representing such shares must be accompanied by appropriate signed stock power(s), and the signature(s) appearing on such stock power(s) must also be guaranteed by an Eligible Institution (defined in B.6 below). Please also complete the SPECIAL PAYMENT AND DELIVERY FORM that is part of the Election Form. You may not elect to have part or all of the Unlisted Unit Alternative consideration issued to someone else.

3.
Stock Transfer Taxes. It will be a condition to the issuance of any check in any name(s) other than the name(s) in which the MariaDB shares is (are) registered that the person(s) requesting the issuance of such check either pay to the Exchange Agent any transfer or other taxes required by reason of such issuance, or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. You may not elect to have part or all of the Unlisted Unit Alternative consideration issued to someone else.

4.
Special Delivery Instructions. If checks are to be delivered to someone other than the registered holder(s), or to the registered holder(s) at an address other than that appearing on the Election Form, please complete the Special Delivery Instructions box located on the SPECIAL PAYMENT AND DELIVERY FORM that is part of the Election Form. You may not elect to have part or all of the Unlisted Unit Alternative consideration issued to someone else.

5.
Lost Certificate. If your certificate(s) representing MariaDB Shares has (have) been lost, stolen or destroyed, contact the MariaDB Transfer Agent, Computershare at 1-866-644-4127 or 781-575-2906, prior to submitting the Election Form.

6.
Guarantee of Signatures. No signature guarantee is required on this Election Form if (a)(i) the Election Form is signed by the registered holder(s) (including any participant in the book-entry transfer facility’s systems whose name appears on a security position listing as the owner of such shares) of shares surrendered with this Election Form and (ii) such registered holder has not completed either the box entitled “Special Delivery Instructions” or the box entitled “Special Payment and Issuance Instructions” on the SPECIAL PAYMENT AND DELIVERY FORM; or (b) such shares are surrendered for the account of a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents’ Medallion Program (each, an “Eligible Institution”). In all other cases, all signatures must be guaranteed by an Eligible Institution.

7.
Book-entry Shares. Your MariaDB Shares that have been issued through MariaDB’s direct registration service program, an electronic, book-entry system that records share ownership in place of traditional share certificates, still require you to complete and deliver (either manually or electronically) the Election Form should you wish to participate in the election.

FREQUENTLY ASKED QUESTIONS
1.	Why have I been sent an Election Form?
This Election Form is being delivered in connection with the Offer Document.
You are receiving this Election Form because you own MariaDB Shares. This Election Form permits you to accept the Offer and make an election as to the type of consideration (cash or Topco Rollover Unit) that you wish to receive in connection with the Offer.
2.	What is the Election Form?
The Election Form does three things. First, it allows you to accept the Offer. Second, it allows you to elect for the cash consideration or Unlisted Unit Alternative in exchange for your MariaDB Shares. Third, it allows you to surrender your share certificate(s) (if applicable) in order to receive payment for the MariaDB Shares that you own.
3.	How do I complete the Election Form?
Instructions for completing the Election Form are set forth above.
When completed, please sign and date the Election Form and send it to the Exchange Agent in the enclosed envelope along with your share certificate(s) (if applicable) so that you can accept the Offer and make your election as to the type of consideration that you wish to receive in connection with the Offer, or make no election with respect thereof (in which cash you will be deemed to have elected for the Cash Offer, or make an election for both forms of consideration (in which cash you will be deemed to have elected for the Cash Offer. Please see Question 15 for important information concerning the transmittal of your Election Form to the Exchange Agent. Please note that if your shares are held jointly, signatures of both owners are required.
Please return your share certificate(s) (if applicable) along with the Election Form in the enclosed envelope.
4.	How do I accept the Offer and make an election if my MariaDB Shares are held in “street name” by my bank, brokerage firm or other nominee?
If you hold your MariaDB Shares in “street name” through a bank, brokerage firm or other nominee (a “nominee”) you should instruct such nominee to accept the Offer (if you wish to do so) and as to what election to make on your behalf by carefully following the instructions that you will receive from your nominee. Acceptance of the Offer and/or an election will not be made on your behalf absent your instructions. You may be subject to an earlier deadline for accepting the Offer and/or making your election. Please contact your nominee with any questions.
5.	What is the deadline for accepting the Offer and making an election?
To be effective, a properly completed Election Form must be received by the Exchange Agent no later than 5:00 p.m. (New York City time) on July 10, 2024, unless extended (the “Election Deadline”). The Election Deadline is based on the closing of the Offer, which remains subject to various conditions, including, among other things, the Acceptance Condition. Bidco and MariaDB will publicly announce any extensions of the Election Deadline in a press release, on their websites and in a filing with the SEC.
WHILE MARIADB SHAREHOLDERS HAVE UNTIL THE EXPIRATION TIME TO COMPLETE THEIR TENDERS, IF BIDCO CANNOT DETERMINE, AT THE ACCEPTANCE UNCONDITIONAL TIME, (AS IT MAY BE EXTENDED AS DESCRIBED IN THE OFFER DOCUMENT) THAT (I) THE ACCEPTANCE CONDITION HAS BEEN SATISFIED, FULFILLED OR, TO THE EXTENT PERMITTED, WAIVED, AND (II) ALL OTHER CONDITIONS WILL BE SATISFIED, FULFILLED OR, TO THE EXTENT PERMITTED, WAIVED BY THE EXPIRATION TIME, THE OFFER WILL LAPSE AND THERE WILL BE NO POST-ACCEPTANCE UNCONDITIONAL PERIOD.
THEREFORE, MARIADB SHAREHOLDERS ARE STRONGLY ENCOURAGED TO TENDER THEIR MARIADB SHARES AS SOON AS POSSIBLE AND PRIOR TO THE ACCEPTANCE CUT-OFF TIME.

Holders of MariaDB Shares who hold such shares in certificated form must also include with their completed Election Form the certificate(s) representing all their MariaDB Shares to which the Election Form relates. Holders of MariaDB Shares who hold such shares in electronic, book-entry form do not need to include any certificate(s) and simply need to return the completed Election Form. You understand and acknowledge that you will not receive the Offer consideration unless and until the Offer closes and the Exchange Agent has received from you all necessary documentation.
If the Offer becomes or is declared unconditional in all respects and sufficient acceptances have been received at the Expiration Time (and in all cases within four months of the date of this document), following closing of the Offer, Bidco intends to apply the provisions of Sections 456 to 460 of the Companies Act 2014 to acquire compulsorily any outstanding MariaDB Shares not acquired or agreed to be acquired pursuant to the Offer or otherwise. The default election for all MariaDB Shareholders during this compulsory acquisition process will be for the Cash Offer.
6.	What if I do not send a form of election or it is not received?
If the Exchange Agent does not receive a properly completed Election Form from you at or prior to the Election Deadline (together with any share certificates representing the MariaDB Shares covered by your election if applicable), then you will be deemed not to have accepted the Offer and will not receive the Offer consideration.
7.	What does it mean if I receive more than one set of election materials?
You may receive additional Election Forms with respect to MariaDB Shares held by you in another manner or in another name. For example, you may own some MariaDB Shares directly as a shareholder of record and other MariaDB Shares through a broker or you may own MariaDB Shares through more than one broker. In these situations, you will receive multiple sets of election materials. You must complete, sign, date and return all of the Election Forms or follow the instructions for any alternative election procedure on each Election Form you receive in order to accept the Offer and make an election for all of the MariaDB Shares you own. Each Election Form you receive comes with its own return envelope; make sure you return each Election Form in the return envelope that accompanies that Election Form.
8.	Can I withdraw my acceptance and/or change my election after my Election Form has been submitted?
Yes. A holder of MariaDB Shares who has accepted the Offer and made an election may at any time prior to the Election Deadline can change such election by submitting to the Exchange Agent a revised Election Form, properly completed and signed, that is received by the Exchange Agent prior to the Election Deadline.
9.	Am I guaranteed to receive what I ask for on the Election Form?
If you elect for the Cash Offer – yes, you are guaranteed to receive the cash consideration if the Offer closes.
If you elect for the Unlisted Unit Alternative – no, you are not guaranteed to receive the Unlisted Unit Alternative. If the aggregate number of Topco Rollover Units to be issued to all Electing Shareholders exceeds the Rollover Threshold then each Electing Shareholder’s number of Topco Rollover Units to which they would otherwise have been entitled will be reduced on a pro-rated basis (based on the relative holdings of all of the Electing Shareholders of MariaDB Shares as of immediately prior to the Closing Date), and the consideration for each MariaDB Share that is not exchanged for Topco Rollover Units will be paid in cash in accordance with the terms of the Cash Offer as described in paragraph 7 of Part 2 of Appendix 1 of the Offer Document.
Bidco may in its sole discretion, withdraw the Unlisted Unit Alternative if there are any Electing Shareholders whose election to receive the Unlisted Unit Alternative will require registration of the Topco Rollover Units under US securities law (and there is not an applicable exemption for each such Electing Shareholder) (the “Rollover Withdrawal Right”). In the event Bidco exercises its Rollover Withdrawal Right, the Unlisted Unit Alternative will lapse, no Topco Rollover Units will be issued and the consideration payable in respect of each tendered MariaDB Share will be settled in cash in accordance with the terms of the Cash Offer. The Offer will be open for at least ten business days after the announcement of Bidco’s exercise of its Rollover Withdrawal Right. For the avoidance of doubt, the exercise by Bidco of the Rollover Withdrawal Right shall not otherwise affect any validly received tenders, nor shall it constitute a variation of the Offer. You will be guaranteed to receive the cash consideration with respect to your MariaDB shares.

In addition, if you wish to receive the Unlisted Unit Alternative you will be required to (i) provide a completed Response Letter along with your Election Form and (ii) following receipt of the Offering Memorandum (if applicable), execute a signature page to the Topco LLCA by the Election Deadline. Failure to complete these additional requirements will result in you being unable to receive the Unlisted Unit Alternative.
10.	IF I ACCEPT THE OFFER, HOW WILL I RECEIVE THE OFFER CONSIDERATION?
If you are the record holder of your MariaDB Shares, after receiving the proper documentation from you and determining the proper allocations of consideration to be paid or issued to MariaDB shareholders, the Exchange Agent will forward to you a bank check for the cash to which you are entitled, less all applicable tax withholdings. If your MariaDB shares are held in “street name” by your bank, broker or other nominee, you will receive instructions from your bank, broker or other nominee as to how to submit a form of election and how to effect the surrender of your “street name” shares in order to receive the applicable consideration for those shares. Please contact your nominee for information on how you will receive the Offer consideration.
Physical certificates representing Topco Rollover Units will not be issued pursuant to the Unlisted Unit Alternative. Rather, each Electing Shareholder’s name will be entered on the Unit Ownership Ledger of Topco in respect of the Topco Rollover Units to which such Electing Shareholder becomes entitled pursuant to the Unlisted Unit Alternative.
11.	What happens if I sell or transfer my MariaDB shares after I have made an election?
If you are the record holder and wish to sell or transfer your MariaDB shares after you have properly made an election, you must provide written notice received by the Exchange Agent prior to the Election Deadline withdrawing your election with respect to all or the portion of your MariaDB Shares that you wish to sell or transfer. If your MariaDB Shares are held through a bank, broker or other nominee, you must contact your nominee to revoke your election and effect such transfer.
12.	What if I cannot locate my share certificate(s)?
If your certificate(s) representing MariaDB shares has (have) been lost, stolen or destroyed, contact MariaDB’s Transfer Agent, Computershare at 1-866-644-4127 (U.S. telephone numbers) or 781-575-2906 (Local and Outside U.S. Telephone numbers) for instruction prior to submitting the Election Form.
13.	What are the tax consequences of the receipt the Offer consideration?
A MariaDB Shareholder who is not resident or ordinarily resident or temporarily non-resident in Ireland, and who does not hold the MariaDB Shares in connection with a trade or business carried on in Ireland through a branch or agency, should not be subject to Irish tax on the consideration they receive in respect of the Offer. Other MariaDB Shareholders may have a liability to Irish tax.
For US federal income tax purposes, there will be tax consequences arising in connection with your sale of MariaDB Shares in the Offer. How you will be taxed will depend on a number of factors including, but not limited to, when you acquired the MariaDB Shares and if such MariaDB Shares were acquired pursuant to the exercise of a stock option. The tax implications of participating in the Offer are complex.
You should consult with your own legal, investment and tax advisors to determine the potential benefits, burdens and other consequences of the Offer particular to you, including the US federal, state, local, non-US and other tax consequences of participating in the Offer.
The above is provided for general information only. For an outline of the material Irish and US federal income tax consequences of the Offer, please see Appendix 4. It is recommended that you consult an appropriate independent adviser in respect of your tax treatment in relation to the Offer.

14.	How should I send in my signed documents and (if applicable) share certificates?
Your election materials (together with, if you elect the Unlisted Unit Alternative, your Response Letter) may be sent to the Exchange Agent at one of the addresses provided below. Please ensure sufficient time so that the Acceptance Documents are actually received by the Exchange Agent prior to the Election Deadline.
If delivering by U.S. mail: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	If delivering by courier: Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 150 Royall Street, Suite V Canton, MA 02021
If you elect the Unlisted Unit Alternative, upon receipt of the Offering Memorandum you may also send your executed signature page to the Topco LLCA to the Exchange Agent at one of the addresses provided above.
Do not send your election materials to Bidco, MariaDB or Georgeson LLC in its capacity as Bidco’s Information Agent, because they will not be forwarded to the Exchange Agent, and your election will be invalid. The method of delivery is at the option and risk of the electing shareholder. Registered mail, appropriately insured, with return receipt requested, is suggested. Delivery shall be effected, and risk of loss and title will pass, only upon proper delivery of the certificate(s) to the Exchange Agent.
15.	Will there be any fees associated with tendering my MariaDB Shares?
If you are the registered owner of your MariaDB Shares and you accept the Offer, you will not have to pay brokerage fees or similar expenses in connection with your acceptance of the Offer. If you own your MariaDB Shares through a broker or other securities intermediary, and your securities intermediary accepts the Offer on your behalf, your securities intermediary may charge you a fee for doing so. You should consult your broker or securities intermediary to determine whether any charges will apply.
16.	How do I change my address on the Election Form?
Mark through any incorrect address information that is printed on the front of the Election Form. Clearly print the correct address in the area beside the printed information. If you would like to receive your payment at a different address from that imprinted on the front of the Election Form, please complete the Special Delivery Instructions box located on the SPECIAL PAYMENT AND DELIVERY FORM that is part of the Election Form.
17.	What do I do if I want part or all of the Cash Offer consideration paid to someone else?
If checks are to be payable to the order of someone other than exactly the name(s) that appears(s) on the Election Form, the signature(s) on the Election Form must be guaranteed by an Eligible Institution (defined in Instruction B.6 above), and any certificate(s) representing such shares must be accompanied by the appropriate signed stock power(s), and the signature(s) appearing on such stock power(s) must also be guaranteed by an Eligible Institution. Please also complete the SPECIAL PAYMENT AND DELIVERY FORM that is part of the Election Form. You may not elect to have part or all of the Unlisted Unit Alternative consideration issued to someone else.
18.	Who do I call if I have additional questions?
You may contact Georgeson LLC in its capacity as Bidco’s Information Agent toll free at (866) 920-4932 from inside the US and +1 (781) 896-6949 for outside the US.